Exhibit 99.1

Brian Smith

ESI

503-672-5760

smithb@esi.com

ESI Announces Second Quarter Fiscal 2013 Results

Revenues Increase 36% Sequentially

PORTLAND, Ore. – October 25, 2012 – Electro Scientific Industries, Inc. (NASDAQ:ESIO), a leading supplier of innovative laser-based manufacturing solutions for the microtechnology industry, today announced results for its fiscal 2013 second quarter ended September 29, 2012. Financial measures are provided on both a GAAP and non-GAAP basis.

Revenue in the second quarter was $80.2 million, compared to $59.0 million in the first quarter of 2013 and $81.9 million in the second quarter of last fiscal year. On a GAAP basis, net income was $5.2 million or $0.17 per diluted share, compared to a loss of $0.9 million or $0.03 per share in the prior quarter and income of $8.5 million or $0.29 per diluted share in the second quarter of fiscal 2012. On a non-GAAP basis, second quarter net income was $7.0 million or $0.23 per diluted share, compared to income of $1.9 million or $0.06 per diluted share in the first quarter of fiscal 2013 and income of $9.3 million or $0.32 per diluted share in the second quarter of fiscal 2012.

“We delivered strong sequential growth in revenues and profitability, as we shipped most of the large microfabrication orders received in the June quarter,” stated Nick Konidaris, president and CEO of ESI. “Our Singapore factory shipped a record number of units, enabling us to meet customer commitments and driving solid operating margins.”

Net orders for the second quarter were $35.0 million, compared to $74.1 million in the prior quarter. Konidaris continued, “The order rate reflects the variability of our advanced microfabrication business, following the large design wins last quarter. However, overall microfabrication orders are up from last year for both the quarter and year to date.”

GAAP gross margin was 41.8%, up from 40.1% last quarter. Non-GAAP gross margin was 42.8% compared to 41.0% in the prior quarter. GAAP operating expenses were essentially flat, while non-GAAP operating expenses increased by $2.2 million due to higher variable expenses, the addition of Eolite and continued investment in our growth initiatives. Non-GAAP operating income was $10.5 million, or 13.1% of sales, compared to $2.7 million, or 4.5% of sales, in the first quarter.

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces Second Quarter Fiscal 2013 Results	Page 2

Balance Sheet and Cash Flow

At quarter end, cash and investments including restricted cash totaled $205 million. The company used approximately $11 million in operating cash during the quarter. Inventories increased by $9 million and receivables increased by $30 million, directly related to the timing of shipments in the quarter, yielding a DSO of 66 days.

Third Quarter 2013 Outlook

Based on recent order levels, ESI expects revenues for the third quarter of fiscal 2013 to be around $40 million. Non-GAAP loss per share is expected to be $0.00 to $0.05.

Konidaris concluded, “Although overall market conditions remain weak, we continue to see a full funnel of microfabrication opportunities, and we are optimistic about our growth initiatives in the longer term. Our team remains focused on disciplined execution, improving productivity and quality, and meeting customer commitments.”

The company will hold a conference call today at 5:00 p.m. ET. The session will include a review of the financial results, operational performance and business outlook, and also a question and answer period.

The conference call can be accessed by calling 800-230-1093 (domestic) or 612-288-0329 (international). The conference ID number is 266829. A live audio webcast can be accessed at www.esi.com. Upon completion of the call, an audio replay will be accessible through November 5, 2012, at 800-475-6701 (domestic) or 320-365-3844 (international), passcode 266829. The webcast will be available on ESI’s website for one year.

Discussion of Non-GAAP Financial Measures

In this press release, we have presented financial measures which have not been determined in accordance with generally accepted accounting principles (GAAP) and are therefore non-GAAP financial measures. Non-GAAP financial measures exclude the impact of purchase accounting, equity compensation, restructuring charges and other items. We believe that this presentation of non-GAAP financial measures allows investors to better assess the company’s operating performance by comparing it to prior periods on a more consistent basis. We have included a reconciliation of various non-GAAP financial measures to those measures reported in accordance with GAAP. Because our calculation of non-GAAP financial measures may differ from similar measures used by other companies, investors should be careful when comparing our non-GAAP financial measures to those of other companies.

About ESI

ESI is a leading supplier of innovative, laser-based manufacturing solutions for the microtechnology industry. Our systems enable precise structuring and testing of micron to submicron features in electronic devices, semiconductors, LEDs and other high-value components. We partner with our customers to make breakthrough technologies possible in the microelectronics, semiconductor and other emerging industries. Founded in 1944, ESI is headquartered in Portland, Ore., with global operations from the Pacific Northwest to the Pacific Rim. More information is available at www.esi.com.

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces Second Quarter Fiscal 2013 Results	Page 3

Forward-Looking Statements

This press release includes forward-looking statements about the markets we serve, growth, revenue, and earnings per share. These forward-looking statements are based on information available to us on the date of this release and we assume no obligation to update these forward-looking statements for any reason. Actual results may differ materially from those in the forward-looking statements. Risks and uncertainties that may affect the forward-looking statements include: the risk that anticipated growth opportunities may be smaller than anticipated or may not be realized; risks related to the relative strength and volatility of the electronics industry - which is dependent on many factors including component prices, global economic strength and political stability, and overall demand for electronic devices (such as capacitors, semiconductor memory devices and advanced electronic packages) used in wireless telecommunications equipment, computers and consumer and automotive electronics; the health of the financial markets and availability of credit for end customers and related effect on the global economy; the volatility associated with the industries we serve which includes the relative level of capacity and demand, and financial strength of the manufacturers; the risk that customer orders may be canceled or delayed; the ability of the company to respond promptly to customer requirements; the risk that the company may not be able to ship products on the schedule required by customers, whether as a result of production delays, supply delays, or otherwise; the risk that the company may not be able to develop, manufacture and successfully deliver new products and enhancements; the risk that customer acceptance of new or customized products may be delayed; the risk that large orders and related revenues may not be repeated; the company’s need to continue investing in research and development; the company’s ability to hire and retain key employees; the company’s ability to create and sustain intellectual property protection around its products; the risk that we may incur unanticipated costs or expenses in connection with our acquisition of Eolite Systems; the risk that competing or alternative technologies could reduce demand for our products; foreign currency fluctuations; the company’s ability to utilize recorded deferred tax assets; taxes, interest or penalties resulting from tax audits; and changes in tax laws or the interpretation of such tax laws.

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces Second Quarter Fiscal 2013 Results

Electro Scientific Industries, Inc.

Second Quarter Fiscal 2013 Results

(In thousands, except per share data)

(Unaudited)

	Fiscal quarter ended			Two fiscal quarters ended
	Sep 29, 2012	Jun 30, 2012	Oct 1, 2011	Sep 29, 2012	Oct 1, 2011
Operating Results:
Net sales	$80,152	$58,969	$81,884	$139,121	$158,930
Cost of sales	46,632	35,316	45,943	81,948	89,229

Gross profit	33,520	23,653	35,941	57,173	69,701
Operating expenses:
Selling, service and administration	15,114	15,663	14,884	30,777	31,380
Research, development and engineering	10,527	9,534	10,742	20,061	21,976
Legal settlement costs	—	—	—	—	550

Net operating expenses	25,641	25,197	25,626	50,838	53,906

Operating income (loss)	7,879	(1,544)	10,315	6,335	15,795
Non-operating income (expense):
Gain on sale of previously impaired auction rate securities	—	—	—	—	2,729
Interest and other income (expense), net	91	(150)	(406)	(59)	(543)

Total non-operating income (expense)	91	(150)	(406)	(59)	2,186

Income (loss) before income taxes	7,970	(1,694)	9,909	6,276	17,981
Provision for (benefit from) income taxes	2,759	(750)	1,372	2,009	3,531

Net income (loss)	$5,211	$(944)	$8,537	$4,267	$14,450

Net income (loss) per share - basic	$0.18	$(0.03)	$0.30	$0.15	$0.51

Net income (loss) per share - diluted	$0.17	$(0.03)	$0.29	$0.14	$0.49

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141

ESI Announces Second Quarter Fiscal 2013 Results

Electro Scientific Industries, Inc.

Second Quarter Fiscal 2013 Results

(Amounts in thousands)

(Unaudited)

Financial Position As Of:

	Sep 29, 2012	Jun 30, 2012	Mar 31, 2012
Assets
Current assets:
Cash and cash equivalents	$70,956	$84,316	$69,780
Restricted cash	22,269	22,269	22,269
Short-term investments	101,700	100,601	106,674
Trade receivables, net	58,371	28,110	32,744
Inventories	79,318	70,492	68,055
Shipped systems pending acceptance	262	357	1,360
Deferred income taxes, net	9,046	9,950	10,021
Other current assets	4,539	4,480	4,060

Total current assets	346,461	320,575	314,963
Non-current investments	10,508	12,994	23,046
Property, plant and equipment, net	30,937	31,030	32,103
Non-current deferred income taxes, net	34,686	38,141	36,489
Goodwill	7,889	8,150	4,014
Acquired intangible assets, net	12,714	13,526	8,332
Other assets	16,451	14,993	14,263

Total assets	$459,646	$439,409	$433,210

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$30,559	$18,466	$13,045
Accrued liabilities	27,824	22,838	21,635
Deferred revenue	9,456	10,676	10,751

Total current liabilities	67,839	51,980	45,431
Non-current income taxes payable	9,335	9,414	9,109
Shareholders’ equity:
Preferred and common stock	172,064	170,557	168,143
Retained earnings	209,615	206,746	210,021
Accumulated other comprehensive income	793	712	506

Total shareholders’ equity	382,472	378,015	378,670

Total liabilities and shareholders’ equity	$459,646	$439,409	$433,210

End of period shares outstanding	29,391	29,263	28,970

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141

ESI Announces Second Quarter Fiscal 2013 Results

Electro Scientific Industries, Inc.

Analysis of Second Quarter Fiscal 2013 Results

(Dollars and shares in thousands)

(Unaudited)

	Fiscal quarter ended			Two fiscal quarters ended
	Sep 29, 2012	Jun 30, 2012	Oct 1, 2011	Sep 29, 2012	Oct 1, 2011
Sales detail:
Interconnect & Microfabrication Group	$69,137	$47,832	$51,227	$116,969	$99,439
Components Group	7,831	7,705	6,486	15,536	17,295
Semiconductor Group	3,184	3,432	24,171	6,616	42,196

Total	$80,152	$58,969	$81,884	$139,121	$158,930

Gross margin %	42%	40%	44%	41%	44%
Selling, service and administration expense %	19%	27%	18%	22%	20%
Research, development and engineering expense %	13%	16%	13%	14%	14%
Operating income (loss) %	10%	(3%)	13%	5%	10%
Effective tax rate %	35%	44%	14%	32%	20%
Weighted average shares outstanding - basic	29,339	29,116	28,747	29,228	28,609
Weighted average shares outstanding - diluted	29,961	29,116	29,426	29,912	29,326
End of period employees	679	651	683	679	683

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141

ESI Announces Second Quarter Fiscal 2013 Results

Electro Scientific Industries, Inc.

Second Quarter Fiscal 2013 Results

(In thousands, except per share data)

(Unaudited)

Reconciliation of GAAP to Non-GAAP Financial Measures:

	Fiscal quarter ended			Two fiscal quarters ended
	Sep 29, 2012	Jun 30, 2012	Oct 1, 2011	Sep 29, 2012	Oct 1, 2011
Net sales	$80,152	$58,969	$81,884	$139,121	$158,930
Gross profit per GAAP	$33,520	$23,653	$35,941	$57,173	$69,701
Add back:
Purchase accounting included in cost of sales	545	337	289	882	578
Equity compensation included in cost of sales	217	216	261	433	557

Total non-GAAP adjustments to gross profit	762	553	550	1,315	1,135

Non-GAAP gross profit	$34,282	$24,206	$36,491	$58,488	$70,836

Non-GAAP gross margin	42.8%	41.0%	44.6%	42.0%	44.6%

Operating expenses per GAAP	$25,641	$25,197	$25,626	$50,838	$53,906
Less:
Purchase accounting included in operating expenses:
Selling, service and administration	82	73	72	155	186
Research, development and engineering	47	47	47	94	94

Subtotal - purchase accounting included in operating expenses	129	120	119	249	280

Equity compensation included in operating expenses:
Selling, service and administration	1,017	2,261	1,599	3,278	5,537
Research, development and engineering	666	500	537	1,166	1,083

Subtotal - equity compensation included in operating expenses	1,683	2,761	2,136	4,444	6,620

Acquisition and integration costs included in operating expenses:
Selling, service and administration	70	789	—	859	—

Subtotal - acquisition and integration costs included in operating expenses	70	789	—	859	—

Other items excluded from operating expenses:
Legal settlement costs	—	—	—	—	550

Subtotal - other items excluded from operating expenses	—	—	—	—	550

Total non-GAAP adjustments to operating expenses	1,882	3,670	2,255	5,552	7,450

Non-GAAP operating expenses	$23,759	$21,527	$23,371	$45,286	$46,456

% of Net sales	30%	37%	29%	33%	29%
Operating income (loss) per GAAP	$7,879	$(1,544)	$10,315	$6,335	$15,795
Non-GAAP adjustments to gross profit	762	553	550	1,315	1,135
Non-GAAP adjustments to operating expenses	1,882	3,670	2,255	5,552	7,450

Non-GAAP operating income	$10,523	$2,679	$13,120	$13,202	$24,380

% of Net sales	13%	5%	16%	9%	15%
Non-operating income (expense), net per GAAP	$91	$(150)	$(406)	$(59)	$2,186
Non-GAAP adjustment for gain on sale of previously impaired auction rate securities	—	—	—	—	(2,729)
Non-GAAP adjustment for other litigation related costs	—	—	—	—	59

Non-GAAP non-operating income (expense)	$91	$(150)	$(406)	$(59)	$(484)

Net income (loss) per GAAP	$5,211	$(944)	$8,537	$4,267	$14,450
Non-GAAP adjustments to gross profit	762	553	550	1,315	1,135
Non-GAAP adjustments to operating expenses	1,882	3,670	2,255	5,552	7,450
Non-GAAP adjustments to non-operating expense	—	—	—	—	(2,670)
Income tax effect of non-GAAP adjustments	(848)	(1,411)	(2,002)	(2,259)	(3,166)

Non-GAAP net income	$7,007	$1,868	$9,340	$8,875	$17,199

% of Net sales	9%	3%	11%	6%	11%
Basic Non-GAAP net income per share	$0.24	$0.06	$0.32	$0.30	$0.60

Diluted Non-GAAP net income per share	$0.23	$0.06	$0.32	$0.30	$0.59

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141

ESI Announces Second Quarter Fiscal 2013 Results

Electro Scientific Industries, Inc.

Second Quarter Fiscal 2013 Results

(Amounts in thousands)

(Unaudited)

Consolidated Condensed Statements of Cash Flows:

	Fiscal quarter ended			Two fiscal quarters ended
	Sep 29, 2012	Jun 30, 2012	Oct 1, 2011	Sep 29, 2012	Oct 1, 2011
Net income (loss)	$5,211	$(944)	$8,537	$4,267	$14,450
Non-cash adjustments and changes in operating activities	(16,413)	12,296	17,867	(4,117)	1,086

NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES	(11,202)	11,352	26,404	150	15,536
NET CASH (USED IN) PROVIDED BY INVESTING ACTIVITIES	(360)	6,126	(32,233)	5,766	(50,536)
NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	(2,202)	(2,895)	1,810	(5,097)	2,205
Effect of exchange rate changes on cash	404	(47)	(169)	357	526

NET CHANGE IN CASH AND CASH EQUIVALENTS	(13,360)	14,536	(4,188)	1,176	(32,269)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	84,316	69,780	88,331	69,780	116,412

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$70,956	$84,316	$84,143	$70,956	$84,143

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141